UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

1st Pacific Bancorp

(Exact name of registrant as specified in its charter)

California	20-5738252
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9333 Genesee, Suite 300 San Diego, California	92121
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                        (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of our common stock required by Item 202 of Regulation S-K is contained in the sections entitled “Comparison of 1st Pacific Bank of California’s and 1st Pacific Bancorp’s Stock: Analysis of Corporate Structures;” “Authorized and Outstanding Stock;” “Dividend Rights;” “Liquidation Rights;” and “Preemptive Rights” on pages 9 through 11 of our Registration Statement No. 333-138588 on Form S-4EF filed with the Securities and Exchange Commission on November 9, 2006, and any amendment or report filed for the purpose of updating such description, which information is incorporated here by reference.

Item 2. Exhibits.

The securities being registered hereby are to be registered on an exchange in which no other securities of the registrant are registered.  Therefore, all exhibits required by the instruction to Item 2 will be supplied to The NASDAQ Stock Market LLC and are not filed with or incorporated by reference to this registration statement.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

1st Pacific Bancorp

By:	/s/ A. Vincent Siciliano
A. Vincent Siciliano
President & CEO

Date:  December 18, 2007